BROWN,CUMMINS & BROWN CO., L.P.A.


                            ATTORNEYS AND COUNSELORS AT LAW
                                   3500 CAREW TOWER
J. W. BROWN (1911-1995)            441 VINE STREET           JOANN M. STRASSER
JAMES R. CUMMINS                CINCINNATI, OHIO 45202       PAMELA L. KOGUT
ROBERT S BROWN                 TELEPHONE (513) 381-2121      AARON A. VANDERLAAN
DONALD S. MENDELSOHN          TELECOPIER (513) 381-2125       --------------
LYNNE SKILKEN                                                    OF COUNSEL
AMY G. APPLEGATE                                              GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



                                 April 23, 1999



Analysts Investment Trust
9200 Montgomery Road
Building D, Suite 13A
Cincinnati, Ohio  45242

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended July 31, 1997 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 9 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,


                                /s/
                                Brown, Cummins & Brown Co., L.P.A.


BCB/jlm